EXHIBIT 13.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Videsh Sanchar Nigam Limited, a limited liability Company incorporated in the Republic of India (the “Company”) for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s best knowledge, that:

1. the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the report.

The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

Date: October 1, 2007

/s/ Narasimhan Srinath
Narasimhan Srinath
Managing Director & CEO

/s/ Rajiv Dhar
Rajiv Dhar
Chief Financial Officer